UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 24, 2019

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	717 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02  Results of Operations and Financial Condition.

On April 24, 2019, Orrstown Financial Services, Inc. issued a press release to report earnings for the quarter ended March 31, 2019.
A copy of the press release is furnished with this Form 8-K as Exhibit 99, and is incorporated herein in its entirety by reference.

Item 7.01 Regulation FD

On October 23, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hamilton Bancorp, Inc. ("Hamilton"), the holding company for Hamilton Bank, based in Towson, Maryland. Pursuant to the Merger Agreement, at the effective time of the merger, each outstanding share of Hamilton common stock will be converted into the right to receive (1) $4.10 in cash, without interest, and (2) 0.54 shares of the Company’s common stock.

The merger has been approved by Hamilton’s shareholders and is expected to close on May 1, 2019, subject to receipt of remaining regulatory approvals and the satisfaction of other customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99	Press Release dated April 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: April 24, 2019	By:	/s/ David P. Boyle
David P. Boyle Executive Vice President and Chief Financial Officer (Duly Authorized Representative)